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                                  EXHIBIT 10.1

                          2007 LONG-TERM INCENTIVE PLAN
                                       OF
                          CODORUS VALLEY BANCORP. INC.

                                   ARTICLE I.
                               GENERAL PROVISIONS

1.1  PURPOSES

     The purposes of the 2007 Long-Term Incentive Plan (the "Plan") are to advance the long-term success of Codorus Valley Bancorp, Inc. (the "Company" or "Codorus"), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage stock ownership by Participants to further align their interest with the shareholders of the Company, (2) ensure that compensation practices are competitive in the industry and (3) to assist in the attraction and retention of key employees vital to the Company's long-term success.

1.2  DEFINITIONS

     For the purpose of the Plan, the following terms shall have the meanings indicated:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cash Incentive Awards" means a right to receive a cash payment pursuant to any award made pursuant to Article VII hereof.

          (c) "Change in Control" means A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such change in control shall be deemed to have occurred if (1) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the effective date hereof is a director or officer of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, or (2) during any period of two consecutive years during the term of this Plan, individuals who on the effective date hereof constituted the Board cease for any reason to constitute at least a majority unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors on the effective date hereof, or (3) the sale or transfer of all or substantially all of the Company's assets.

          (d) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

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          (e) "Committee" means the Compensation Committee of the Board or the full Board, as the case may be.

          (f) "Common Stock" means the Common Stock of the Company, par value $2.50 per share.

          (g) "Company," means Codorus and solely for purposes of determining
(i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which Codorus owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms "Codorus" and "Company" shall include any successor to Codorus.

          (h) "Disability" means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

          (i) "Dividend Equivalent" means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

          (j) "Employment" means with respect to any Non-Employee Director (as defined herein), service on the Board.

          (k) "Fair Market Value" means as of any date: (i) the average of the closing bid and asked prices on such date of the Common Stock as quoted by NASDAQ; or (ii), as the case may be, the last reported sales price of the Common Stock on such date as reported by the NASDAQ National Market or the principal national securities exchange on which such stock is listed and traded, or in each such case where there is no trading on such date, on the first previous date on which there is such trading.

          (l) "Incentive Stock Option" means a 'Stock Option which meets the definition under Section 422 of the Code.

          (m) "Key Employee" means an employee who, in the judgment of the Committee is considered especially important to the future of the Company.

          (n) "Non-Employee Director" means a member of the Board who is not an employee of the Company.

          (o) "Nonstatutory Stock Option" means a Stock Option which does not meet the definition of an Incentive Stock Option.

          (p) "Participant" means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.


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          (q) "Performance Measures" shall mean the Performance Measures described in Section 4.4 of the Plan.

          (r) "Performance Period" means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.

          (s) "Performance Restricted Share" means a right granted to a Participant pursuant to Article IV.

          (t) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.

          (u) "Restriction Period" means in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

          (v) "Retirement" means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

          (w) "Stock Appreciation Right" means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.

          (x) "Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period.

          (y) "Stock Option" means a right granted to a Participant pursuant to
Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

1.3  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board which shall consist of not fewer than five directors of the Company; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock


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Options. The Committee may, with respect to Participants who are not subject to
Section 16(b) of the Exchange Act or "covered employees" within the meaning of
Section 162(m) of the Code ("Section 162(m)"), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4  TYPES OF GRANTS UNDER THE PLAN

     Grants under the Plan may be in the form of any one or more of the following:

          (a)  Nonstatutory Stock Options;

          (b)  Incentive Stock Options;

          (c)  Stock Appreciation Rights;

          (d)  Performance Restricted Shares;

          (e)  Restricted Stock Awards;

          (f)  Stock Awards;

          (g)  Cash Incentive Awards.

1.5  SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

          (a) A maximum of 175,000 shares of Common Stock may be issued under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

          (b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are: (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award; and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

1.6  ELIGIBILITY AND PARTICIPATION

     Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company who are so designated by the Committee in its discretion and Non-Employee Directors.


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                                   ARTICLE II.
                                  STOCK OPTIONS

2.1  GRANT OF STOCK OPTIONS

     The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2  INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

     The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3  OPTION DOCUMENTATION

     Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4  EXERCISE PRICE

     The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. If an Incentive Stock Option is granted to an employee who, at the time such Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries ("10% Shareholder"), the exercise price of such Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.

2.5  EXERCISE OF STOCK OPTIONS

          (a) Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.

          (b) Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that
(i) no Stock


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Option shall be exercisable after the expiration of ten years from the date the option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the option was granted.

          (c) Exercise in the Event of Termination of Employment.

               (i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

               (ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised within one year following the Participant's termination of employment and prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

               (iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the option must be exercised within one year following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

               (iv) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination and prior to the expiration date of any such option. All options which are not exercisable on the date of termination shall be canceled.

               (v) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.

          (d) Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6  METHOD OF EXERCISE

     The option may be exercised in whole or in part from time to time by written request received by the Secretary of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash, (ii) by


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delivering to the Company previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Secretary of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv) in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such option; or (v) in the discretion of the Committee, through any combination of the payment procedures set forth in
(i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

                                  ARTICLE III.
                            STOCK APPRECIATION RIGHTS

3.1  GRANT OF STOCK APPRECIATION RIGHTS

     The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2  EXERCISE OF STOCK APPRECIATION RIGHTS

     Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3  METHOD OF EXERCISE

          (a) Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise or in cash, or any combination of shares and cash, as determined by the Committee in its discretion.

          (b) Upon the exercise of a Stock Appreciation Right and surrender of the related option, or portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.


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                                   ARTICLE IV.
                          PERFORMANCE RESTRICTED SHARES

4.1  GRANT OF PERFORMANCE RESTRICTED SHARES

     The Committee may from time to time grant Performance Restricted Shares to Participants under which payment may be made in shares of Common Stock if the performance of the Company meets certain goals established by the Committee. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if earned, a vesting period as the Committee shall determine.

4.2  PERFORMANCE RESTRICTED SHARE AGREEMENT

     Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the performance goals to be achieved, and the vesting period applicable to shares of Common Stock earned.

4.3  COMMON STOCK EQUIVALENT

     Each Performance Restricted Share shall be credited to an account to be maintained for each such Participant during the Performance Period and shall be deemed to be the equivalent of one share of Common Stock. At the conclusion of the Performance Period, Performance Restricted Shares earned, if any, shall be converted to shares of Common Stock subject to a vesting period.

4.4  PERFORMANCE GOALS

     Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more of the following performance measures: (i) total shareholder return; (ii) return on average shareholders' equity; (iii) return on capital; (iv) earnings per share;
(v)return on average assets; (vi) earnings; (vii) cash flow; (viii) operating income;; and (ix) Fair Market Value of Common Stock. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27 (c) (2) promulgated under Section 162 (m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under Section 162(m).


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4.5  PERFORMANCE PERIOD

     The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6  DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

     During the Performance Period, a Participant shall be entitled to receive Dividend Equivalents which shall be deemed to have been reinvested in additional Performance Restricted Shares at the same time as such underlying Common Stock cash dividend is paid. Performance Restricted Shares granted through such reinvestment shall be credited to the Participant's account and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7  CONVERSION OF PERFORMANCE RESTRICTED SHARES

          (a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, which have been earned on the basis of Company performance in relation to the established performance goals.

          (b) Performance Restricted Shares earned shall be converted to shares of Common Stock and shall be represented by a stock certificate registered in the name of the Participant. Certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon are no longer in effect.

4.8  VESTING PERIOD

     At the time a Performance Restricted Share grant is made, the Committee shall establish a vesting period applicable to such shares earned, if any, which shall begin at the end of the Performance Period. After the lapse or waiver of the restrictions imposed, the Company shall deliver in the Participant's name one or more stock certificates, evidencing the shares of Common Stock earned through the end of the Performance Period. The Committee may accelerate or waive the performance goals attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9  OTHER TERMS AND CONDITIONS

     Performance Restricted Shares shall be subject to the following terms and conditions:

          (a) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall not have the rights of a shareholder of the Company, including the right to vote the shares.


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          (b) Cash dividends paid with respect to Performance Restricted Shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

4.10 TERMINATION OF EMPLOYMENT PROVISIONS DURING A PERFORMANCE PERIOD

          (a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to that number of shares earned (if any) determined by multiplying the full number of shares earned (if any) by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Performance Period and the denominator of which are the total number of full months in such Performance Period. All applicable restrictions shall lapse with respect to such shares and such shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

          (b) If a Participant terminates employment during a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

          (c) Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11 TERMINATION OF EMPLOYMENT PROVISIONS FOLLOWING A PERFORMANCE PERIOD

          (a) In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all shares of Common Stock (formerly Performance Restricted Shares) shall immediately vest and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary.

          (b) If a Participant terminates employment following a Performance Period for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares of Common Stock (formerly Performance Restricted Shares) which have not yet vested. Shares of Common Stock which have vested shall be issued to the Participant.

          (c) Notwithstanding Sections 4.11(a) and 4.11{b), in the event a Participant's employment is terminated following a Performance Period under special circumstances, the Committee may, in its sole discretion, accelerate the remaining vesting period (if any) associated with that grant.


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4.12 CHANGE IN CONTROL PROVISIONS

     In the event of any Change in Control, (i) all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been earned to the maximum extent permitted pursuant to
Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all shares of Common Stock (which have been converted from Performance Restricted Shares earned) not otherwise vested shall immediately vest as of the date of such Change in Control.

                                   ARTICLE V.
                    RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1  AWARD OF RESTRICTED STOCK AND STOCK AWARDS

     The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2  STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

     Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3  AWARDS AND CERTIFICATES

     Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4  RESTRICTION PERIOD

     At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.


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5.5  OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

     Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

          (a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

          (b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6  TERMINATION OF EMPLOYMENT

          (a) In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on that number of shares (if any) determined by multiplying the full number of shares subject to restriction by a fraction, the numerator of which is the number of full months of employment the Participant had completed in such Restriction Period and the denominator of which is the total number of full months in such Restriction Period.

          (b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

          (c) Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7  CHANGE IN CONTROL PROVISIONS

     In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

                                   ARTICLE VI.
                     TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1  TAX WITHHOLDING

          (a) The Company may withhold from any payment of cash or Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Stock pursuant to the Award.


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          (b) At the discretion of the Committee, under the terms of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Award, a Participant may have the right to elect to satisfy, in whole or in part, any required tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

               (i) withhold shares of common Stock otherwise issuable to the Participant, or

               (ii) by accepting delivery of shares of Common Stock previously owned by the Participant.

     In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner.

          (c) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to make the tax withholding election described in subparagraph (b)to the extent previously granted or extended to any Participant.

6.2  DEFERRAL OF PAYMENT

     At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of Performance Restricted Shares or Restricted Stock Awards otherwise distributable to such Participant. Such right shall be exercised by execution of a written agreement by the Participant (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period and (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable vesting period. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.

                                  ARTICLE VII.
                              CASH INCENTIVE AWARDS

7.1  GRANTING OF AWARDS

     The Committee, in its discretion, may grant Cash Incentive Awards to participants. Each Cash Incentive Award shall be conditioned upon the Company's achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An award may be made in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the


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

performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award to an individual who is then a "covered employee" as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such award to cease to be performance-based compensation under Section 162(m).

7.2  OTHER AWARD TERMS

     The Committee may, in its sole discretion, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

7.3  MAXIMUM AMOUNT AVAILABLE FOR AWARDS

     The aggregate maximum amount of cash incentives paid under all Company plans to a Participant in any calendar year shall not exceed 35% of his or her annual base compensation.

                                  ARTICLE VIII.
                                OTHER PROVISIONS

8.1  ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

     Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2  NO RIGHT TO EMPLOYMENT

     Nothing contained in the Plan, or in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3  NONTRANSFERABILITY

     A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option


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

agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's "immediate family" or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4  COMPLIANCE WITH GOVERNMENT REGULATIONS

          (a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

          (b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5  RIGHTS AS A SHAREHOLDER

     The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6  UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7  OTHER COMPENSATION PLANS

     Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.


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

8.8  TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

     Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.12 and 5.7 which shall apply in all events) and except for Performance Restricted Shares or Restricted Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 6.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Stock pursuant to an Award during the 12 month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the vesting period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee in its sole discretion, or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be (1) directly or indirectly competitive with the business of the Company or (2) substantially injurious to the Company's financial interest. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this
Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

8.9  NON-EMPLOYEE DIRECTOR ATTENDANCE REQUIREMENTS

     A Non-Employee Director shall not be entitled to receive any award under this Plan for any calendar year during which he or she has failed to attend at least 75% of the total number of meetings of the Boards of Directors of the Company, of its principal subsidiary, PeoplesBank, a Codorus Valley Company, and of any committees of the foregoing of which he or she is a member. The Committee may, in its discretion, waive the attendance requirement for good cause.

                                   ARTICLE IX.
                            AMENDMENT AND TERMINATION

9.1  AMENDMENT AND TERMINATION

     The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

                                   ARTICLE X.
                       EFFECTIVE DATE AND DURATION OF PLAN

10.1 EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective as of February 13, 2007, subject to its approval and adoption at the Annual Meeting of the shareholders on May 15, 2007. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.


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